Exhibit 99.3

                   SERIES A PREFERRED STOCK PURCHASE AGREEMENT

                         AMONG TANISYS TECHNOLOGY, INC.

                   AND THE PERSONS AND ENTITIES LISTED ON THE

                          SCHEDULE OF PURCHASERS HERETO

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                    ARTICLE I
             Investment and Purchase of Convertible Preferred Stock

1.1       Authorization                                                       1
1.2       Sale of Series A Preferred                                          2
1.3       Adjustment of Purchase Price, Issuance of Additional Shares         2
1.4       Issuance of Additional Series A Preferred                           2
1.5       Additional Consideration; Required Payments                         3
1.6       Board Representation                                                3
1.7       Employee Stock Option Limitations                                   3
1.8       Special Information Rights                                          4
1.9       Security Interest                                                   4
1.10      Registration Rights                                                 4
1.11      Ordinary Course Operations                                          4

                                   ARTICLE II
                              Closing and Delivery

2.1       The Closing                                                         4
2.2       Delivery                                                            4

                                   ARTICLE III
                  Representations and Warranties of the Company

3.1       Organization                                                        5
3.2       Corporate Power                                                     5
3.3       Subsidiaries                                                        5
3.4       Capitalization                                                      5
3.5       Authorization                                                       6
3.6       Consents and Approvals; No Violations                               6
3.7       Financial Information                                               6
3.8       Changes                                                             7
3.9       Absence of Undisclosed Liabilities                                  8
3.10      Title to Properties and Assets; Liens, etc                          8
3.11      Legal Compliance; Compliance with Instruments                       8
3.12      Intellectual Property Rights                                        8
3.13      Litigation                                                          9
3.14      Registration Rights                                                 9
3.15      Governmental Consents, etc.                                         9
3.16      Offering                                                            9
3.17      Brokers or Finders; Other Offers                                   10
3.18      Tax Matters                                                        10
3.19      Environmental and Safety Regulations                               10
3.20      Disclosure                                                         10


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                                   ARTICLE IV
                Representations and Warranties of the Purchasers

4.1       Authorization                                                      11
4.2       Experience                                                         11
4.3       Investment                                                         11
4.4       Restrictive Legend/Rule 144                                        11
4.5       Access to Information                                              12
4.6       No Broker                                                          12
4.7       Accredited Purchaser                                               13

                                    ARTICLE V
                        Purchasers' Conditions to Closing

5.1       Representations and Warranties Correct                             13
5.2       Covenants                                                          13
5.3       Reservation of Shares                                              13
5.4       Deliveries                                                         13
5.5       Corporate Proceedings; Consents, etc.                              13
5.6       Amendment to Restated Certificate of Incorporation                 13
5.7       Blue Sky Matters                                                   14
5.8       Certificate of Secretary                                           14
5.9       Opinion of Counsel                                                 14
5.10      Directors' and Officers' Liability Coverage                        14

                                   ARTICLE VI
                         Company's Conditions to Closing

6.1       Representations                                                    14
6.2       Compliance with State Securities Laws                              14
6.3       Amendment to Restated Certificate of Incorporation                 15
6.4         Payment of Purchase Price                                        15

                                   ARTICLE VII
                                  Miscellaneous

7.1       Fees                                                               15
7.2       Exchanges; Lost, Stolen or Mutilated Certificates                  15
7.3       Survival of Representations, Warranties and Agreements, etc.       15
7.4       Indemnification                                                    15
7.5       Remedies                                                           16
7.6       Successors and Assigns; Parties in Interest                        16
7.7       Entire Agreement                                                   16
7.8       Notices                                                            16
7.9       Changes                                                            17
7.10      Counterparts                                                       17
7.11      Headings                                                           17
7.12      Governing Law                                                      17


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7.13      Severability                                                       18
7.14      Jurisdiction                                                       18
7.15      Exculpation Among Purchasers                                       18
7.16      Definitions                                                        18

Schedule A        Schedule of Purchasers
Schedule B        Schedule of Exceptions

Exhibit A         Articles of Amendment of Certificate
Exhibit B         Financial Performance Objectives
Exhibit C         Promissory Note
Exhibit D         Security Agreement
Exhibit E         Registration Rights Agreement
Exhibit F         Opinion of Company's Counsel


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                            TANISYS TECHNOLOGY, INC.

                   SERIES A PREFERRED STOCK PURCHASE AGREEMENT

     This Series A Preferred Stock Purchase Agreement ("Agreement") is made and entered into as of the 13th day of August 2001, by and among Tanisys Technology, Inc., a Wyoming corporation ("Company") having its principal office at 12201 Technology Blvd., Suite 125, Austin, Texas 78727; and New Century Equity Holdings Corp., a Delaware corporation ("New Century"), and the persons and entities listed on the Schedule of Purchasers attached hereto as Schedule A (individually, New Century and all such persons and entities may be referred to as "Purchaser," and, collectively, New Century and all such persons and entities may be referred to as "Purchasers").

                                   WITNESSETH:

     WHEREAS, the Company is engaged in the business of designing, developing and manufacturing production level automated test equipment for a wide variety of semiconductor memory technologies;

     WHEREAS, 24,147,534 shares of the Company's common stock, no par value per share ("Common Stock"), and no shares of the Company's preferred stock, par value $1.00 per share ("Preferred Stock") are currently issued and outstanding;

     WHEREAS, the Company intends to authorize and issue shares of a Series A Preferred Stock, par value $1.00 per share ("Series A Preferred"), and the Purchasers desire to purchase such shares of Series A Preferred, pursuant and subject to the terms and conditions contained herein; and

     WHEREAS, the Company intends to file with the Office of the Secretary of State of the State of Wyoming an amendment to its Certificate of Incorporation, as amended ("Certificate") setting forth, among other things, the designations, rights, preferences and privileges and the qualifications, limitations and restrictions of the Series A Preferred;

     NOW, THEREFORE, in consideration of the premises contained herein and other good and valuable consideration, receipt of which is mutually acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
             Investment and Purchase of Convertible Preferred Stock

     1.1 Authorization. Subject to the terms and conditions hereof, the Company has (i) authorized the sale and issuance of up to 50,000,000 shares of its Series A Preferred, having the rights, privileges, preferences and restrictions as set forth in the Certificate of the Company


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

attached hereto as Exhibit A, and (ii) agreed to amend its Certificate to authorize an aggregate of 50,000,000 shares of Preferred Stock and 1,000,000,000 (One Billion) shares of Common Stock, and to reserve for issuance up to 50,000,000 shares of Preferred Stock and 1,000,000,000 (One Billion) shares of Common Stock required for conversion of the Series A Preferred ("Reserved Shares"). The shares of Common Stock into which the Series A Preferred will be convertible are referred to herein as the "Conversion Stock." The Company shall obtain from its shareholders prior to December 31, 2001 approval for the authorization of the amended Certificate described above, except in the case of any review of or comment on the Company's proxy statement by the Securities and Exchange Commission, in which case the foregoing date shall be extended for the period of review or comment.

     1.2 Sale of Series A Preferred. Subject to the terms and conditions hereof, the Company hereby agrees to severally issue and sell and each Purchaser hereby agrees to severally purchase from the Company at the Closing the number of shares of Series A Preferred set forth beside such Purchaser's name in the Schedule of Purchasers at a price of $1.00 per share (the "Purchase Price").

     1.3 Adjustment of Purchase Price, Issuance of Additional Shares. So long as any Series A Preferred is issued and outstanding, if the Company shall issue any shares of Common Stock, Preferred Stock, any other shares convertible into Common Stock, or common stock equivalents, including but not limited to any options, warrants or other rights to subscribe for or acquire any Common Stock, without consideration or for consideration less than the Purchase Price, then and in each such event the Company shall issue additional shares of Series A Preferred to the Purchasers, pro rata, within ten (10) days of the issuance of other securities sold for no consideration or for consideration per share less than the Purchase Price as provided in the Certificate.

     1.4 Issuance of Additional Series A Preferred. The Company and Purchasers acknowledge that the Purchase Price has been negotiated based upon certain financial performance projections proposed by the Company. If the Company's actual financial performance, as determined by Generally Accepted Accounting Principles, consistently applied, in any quarterly or semi-annual period does not meet or exceed all of the financial performance objectives described in Exhibit B (calculated prior to any expenses or costs incurred by the Company in order to comply with the Company's various obligations or undertakings under this Agreement or other agreements related to this Agreement) ("Financial Performance Objectives"), the Company shall issue to the Purchasers, pro rata, additional Series A Preferred equal in number to twenty-five percent (25%) of the then outstanding Common Stock, Preferred Stock (including the outstanding Series A Preferred) and any common stock equivalents, including but not limited to any options, warrants or other rights to subscribe for or acquire any Common Stock, on an as-if converted and fully diluted basis. Any issuance of additional Series A Preferred pursuant to the provisions of this Section 1.4 shall be made not later than thirty (30) days after the applicable quarterly or semi-annual period referred to in Exhibit B.


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

     1.5 Promissory Note; Required Payments. A sum equal to the aggregate amount set forth in Schedule A ("Additional Consideration") shall be paid by the Company, in accordance with the provisions of that certain promissory note attached hereto as Exhibit C, (the "Note") in quarterly installments to the holders of Series A Preferred, commencing March 31, 2002.

     The payments required hereinabove in Section 1.5 shall be calculated by multiplying the excess of the quarterly EBITDA for the Company (as defined hereinafter) less quarterly capital expenditures over $300,000, by .5 (or 50%). Such payments shall be paid until the Additional Consideration has been repaid in full. The affirmative consent of New Century shall be required and sufficient to approve any capital expenditures that would exceed the budget contained in Exhibit B.

     At the sole option of New Century,  the payments  required  hereinabove  in
Section 1.5 may be converted into Series A Preferred, in lieu of cash, at a price equal to the Series A Preferred Purchase Price (or as such Price may be adjusted as provided above in Section 1.3). If New Century does not elect to convert such required payments into Series A Preferred, the required payments shall be paid in cash in accordance with the foregoing provisions.

If the Additional Consideration is not repaid in full to the Purchasers on or before July 15, 2003, the Company shall issue to the Purchasers, pro rata, additional Series A Preferred equal in number to fifty percent (50%) of the then outstanding Common Stock and Preferred Stock (including the outstanding Series A Preferred), and any Common Stock equivalents, including but not limited to any options, warrants or other rights to subscribe for any Common Stock, on an as-if converted and fully diluted basis.

     1.6 Board Representation. On the Closing Date, the Board of Directors of the Company shall be reconstituted to a total of five (5) directors, and New Century shall appoint two (2) such directors. Thereafter, upon compliance with applicable law relating to appropriate information to or solicitation of the Company's stockholders, and in accordance with the Certificate, New Century shall be entitled to appoint three (3) such directors. All such directors shall have all rights, including voting rights and access to information, as are then held by the members of the Company's Board of Directors.

     1.7 Employee Stock Option Limitations. As of and after the Closing Date, the Company may issue or grant stock options, warrants or other securities in favor of eligible employees or consultants in an aggregate amount not to exceed, as of the Closing Date, fifteen percent (15%) of the total issued and outstanding Common Stock of the Company, and the Common Stock into which the Series A Preferred and any other issued and outstanding securities of the Company are convertible (it being understood that such options may not be exercised prior to shareholder approval of the amendment of the Company Certificate pursuant to Section 1.1). The terms and conditions of any such issuances or grants shall be fixed by the Board of Directors, as the same is reconstituted on the Closing Date; and the Company's Registration Statement on Form S-8 shall be amended to cover all of the shares that may be issued pursuant to the option plan, or a new Form S-8 shall be filed covering such shares.


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

     1.8 Special Information Rights. So long as any shares of Series A Preferred remain outstanding having a value of Five Hundred Thousand Dollars ($500,000), calculated by reference to the Purchase Price, the Company shall provide all holders of Series A Preferred: (i) audited annual financial statements within ninety (90) days after the end of each fiscal year; (ii) monthly financial and operating statements compared against the Company's operating plan or budget, within thirty (30) days after the end of each month, or forty-five (45) days after the end of each fiscal quarter; (iii) an annual operating plan or budget, not later than thirty (30) days prior to the beginning of each fiscal year; (iv) inspection and visitation rights, as reasonably requested; and (v) any other Company information (operational, financial or otherwise), as reasonably requested.

     1.9 Security Interest. The obligations of the Company in favor of the Series A Preferred shall be secured by the grant of a lien upon all tangible and intangible assets of the Company, including but not limited to all cash and equivalents, accounts receivable, inventory, equipment and general intangibles (including all Intellectual Property Rights of any kind held by the Company), as further set forth in the Security Agreement, attached hereto as Exhibit D. The lien shall be subordinate to the lien granted by the Company in connection with its existing credit agreement with Silicon Valley Bank and shall be structured so as to avoid any breach of, or default under, such credit agreement.

     1.10 Registration Rights. In connection with the execution of this Agreement, the Company and the Purchasers shall enter into a Registration Rights Agreement by which the Company will grant the Purchasers certain registration rights for the shares of Series A Preferred and any other securities of the Company that the Purchasers acquire under this Agreement or any related agreement. The Company shall execute and deliver to the Purchasers at Closing a Registration Rights Agreement substantially in the form attached hereto as Exhibit E.

     1.11  Ordinary  Course  Operations.  From and after the Closing  Date,  the
Company shall obtain the Board of Directors' approval for any and all transactions not in the ordinary course of business of the Company.

                                   ARTICLE II
                              Closing and Delivery

     2.1 The Closing. The closing of the purchase and sale of the Series A Preferred shall be held at the offices of Loeffler, Jonas & Tuggey, LLP at 10:00 a.m. local time on August 13, 2001 ("Closing Date") or at such other time and place upon which the Company and the Purchasers shall agree ("Closing").

     2.2 Delivery. At the Closing the Company will deliver to each Purchaser a certificate or certificates, registered in such Purchaser's name as set forth on the Schedule of Purchasers, representing the number of shares of Series A Preferred purchased by such Purchaser. Delivery of the certificates will be made against payment of the Purchase Price by the Purchasers,


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

by certified check or checks payable to the order of the Company or by wire transfer funds to the account of the Company per the Company's instructions.

                                   ARTICLE III
                  Representations and Warranties of the Company

     Except as set forth on the Schedule of Exceptions attached hereto as Schedule B, the Company represents and warrants to the Purchasers as follows:

     3.1 Organization. The Company is a corporation duly continued and existing under the laws of the State of Wyoming. The Company has requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. The Company is duly qualified as a foreign corporation and in good standing to do business in all such jurisdictions in which the conduct of its business or its ownership, leasing or operation of property requires such qualification, except for those jurisdictions in which failure to so qualify would not have a material adverse effect on the Company's business as now conducted or proposed to be conducted. The Company has furnished each Purchaser or its counsel with copies of its Certificate and Bylaws, as amended. Said copies are true, correct and complete and contain all amendments through the Closing Date.

     3.2 Corporate Power. The Company has all requisite legal and corporate power and authority to execute and deliver this Agreement, to sell and issue the Series A Preferred hereunder, and to carry out and perform its obligations under the terms of this Agreement. After the amendment of the Company's Certificate to authorize additional shares of Common Stock and Preferred Stock as contemplated by Section 1.1, the Company will have the requisite legal and corporate power and authority to increase the number of shares of authorized preferred and common stock.

     3.3 Subsidiaries. The Company has no subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any equity interest in any corporation, association or business entity.

     3.4 Capitalization. Immediately prior to the Closing, the authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, of which 24,147,534 shares are issued and outstanding, and 10,000,000 shares of Preferred Stock, of which no shares are outstanding. The outstanding shares have been duly authorized and validly issued, and are fully paid and nonassessable. As of the Closing Date, the Company has reserved or agreed to reserve 50,000,000 shares of Series A Preferred for issuance hereunder, 1,000,000,000 (One Billion) shares of Common Stock for issuance upon conversion of the Series A Preferred, and the number of shares of Common Stock described in Schedule B for issuance to employees, consultants or directors under stock plans or arrangements approved by the Board of Directors. Options to purchase 4,810,450 shares of Common Stock are issued and outstanding under the Company's employee stock option plan, and 383,334 shares of Common Stock are issued and outstanding under warrants issued by the Company.


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

     All outstanding securities of the Company were issued in compliance with applicable state and federal securities laws. The Series A Preferred shall have the rights, preferences, privileges and restrictions set forth in the Certificate.

     3.5 Authorization. The Company has full corporate power and authority to issue the Series A Preferred and to execute and deliver this Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly authorized and approved by the Board of Directors of the Company and, except as described in Section 1.1, no other corporate governance action on the part of the Company is necessary to authorize the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by an authorized officer of the Company and is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that its respective enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally or by general equitable principles.

     3.6 Consents and Approvals; No Violations. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not, with or without the giving of notice or the lapse of time or both (i) violate, conflict with, or result in a breach or default under any provision of the charter or bylaws of the Company, (ii) violate any statute, ordinance, rule, regulation, order, judgment or decree of any court or of any governmental or regulatory body, agency or authority applicable to the Company or by which any of its properties or assets may be bound, (iii) require any filing by the Company with, or require the Company to obtain any permit of, or require the Company to give any notice to, any governmental or regulatory body, agency or authority or (iv) result in a violation or breach by the Company of, conflict with, constitute (with or without due notice or lapse of time or both) a default by the Company (or give rise to any right of termination, cancellation, payment or acceleration) under or result in the creation of any encumbrance upon any of the assets or properties of the Company under any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, permit, contract, lease or other instrument, agreement or obligation to which the Company is a party, or by which it or any of its assets or properties may be bound.

     3.7 Financial Information. (a) Since May 15, 2001, the Company has filed with the SEC all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) required under the Securities Act of 1933, the Securities Exchange Act of 1934, and the rules and regulations promulgated under the Securities Act and the Exchange Act (the "Company SEC Documents"). As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and none of the Company SEC Documents at the time they were filed contained any untrue statement of a material fact or


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

omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, and have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the consolidated results of the Company's operations, stockholders' equity and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments) and are consistent in all material respects with the books and records of the Company. Since May 15, 2001, there has been no change in any of the significant accounting (including tax accounting) policies, practices or procedures of the Company. Except for liabilities or obligations that are accrued or reserved against the Company's financial statements included in the Company SEC Documents, the Company has no liabilities or obligations (whether absolute, accrued, contingent or otherwise, and whether due or to become due) that would be required by GAAP to be reflected on a consolidated balance sheet, or the notes thereto.

          (b) Except for liabilities or obligations (i) reflected in the financial statements or in the notes thereto included in the Company SEC Documents, (ii) incurred in the ordinary course of business consistent with past practice since the date of the most recent audited financial statements of the Company contained in the Company SEC Documents or (iii) incurred in connection with this Agreement or the transactions contemplated hereby, the Company has no liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature which, individually or in the aggregate, would have material adverse effect on the Company's financial condition of operations.

     3.8 Changes. Since May 15, 2001, (i) the Company has not entered into any transaction which was not in the ordinary course of business, (ii) there has been no material adverse change, individually or in the aggregate, in the condition (financial or otherwise), business, property, assets or liabilities of the Company other than changes in the ordinary course of business, (iii) there has been no damage to, destruction of or loss of physical property materially and adversely affecting the business or operations of the Company, (iv) the Company has not declared or paid any dividend or made any distribution on its stock or redeemed, purchased or otherwise acquired any of its stock, (v) the Company has not increased the compensation of any of its officers, or the rate of pay of its employees as a group, except as part of regular compensation increases in the ordinary course of business, (vi) there has been no resignation or termination of employment of any key officer, consultant or employee of the Company and the Company does not know of the impending resignation or termination of employment of any key officer, consultant or employee of the Company that if consummated would have a materially adverse effect on its business, (vii) there has not been any change other than in the ordinary course of business in the contingent obligations of the Company by way of


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

guaranty, endorsement, indemnity, warranty or otherwise, (viii) there have not been any loans made by the Company to any of its employees, officers or directors other than in the ordinary course of business and (ix) to the best knowledge of the Company, there has not been any other event or condition of any character pertaining to and materially and adversely affecting the assets or business of the Company.

     3.9 Absence of Undisclosed Liabilities. On the Closing Date, except as disclosed in the Company SEC Documents (i) the Company had no liability in excess of $25,000, in the aggregate, of any nature (matured or unmatured, fixed or contingent) which was not provided for or disclosed, and (ii) all liability reserves established by the Company were adequate in all material respects. There were no loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board) which were not adequately provided for in all material respects.

     3.10 Title to Properties and Assets; Liens, etc. The Company has good and marketable title to its properties and assets and has good title to all its leasehold interests, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than the lien of current taxes not yet due and payable and liens and pledges pertaining to debt instruments presented on the Balance Sheet.

     3.11 Legal Compliance; Compliance with Instruments. The Company is not in violation of any provision of its Certificate or Bylaws, as amended, or of any loan agreement or other agreement to which it is a party, other than violations which singly or in the aggregate will not have a material adverse effect on the business, condition (financial or otherwise), assets, properties or operations or prospects of the Company or any of its subsidiaries taken as a whole. The Company is not, nor is it alleged to be, in violation or default of any applicable law, statute, order, rule or regulation promulgated thereunder, relating to or affecting the operation, conduct or ownership of the property or business of the Company, which violation or default or alleged violation or default would, individually or in the aggregate, have a material adverse effect on the business of the Company or any of its properties or assets. There are no adverse orders, judgments, writs, injunctions, decrees or demands of any court or administrative body, domestic or foreign, or of any other governmental agency or instrumentality, domestic or foreign, outstanding against the Company or any of its subsidiaries.

     3.12 Intellectual Property Rights. To the best knowledge of the Company, the Company owns or has the right to use all Intellectual Property Rights (as such term is defined in Section 7.16) that are required to carry out the Company's business plan. Except with respect to regulatory approvals which may in the future be required with respect to products or services offered or to be offered by the Company, the Company has all governmental approvals, authorizations, consents and permits necessary or required to conduct its business as presently conducted or as presently proposed to be conducted. To the best knowledge of the Company, no product or service presently proposed to be manufactured, marketed or sold by the Company will violate any license or infringe any legally valid Intellectual Property Right or the assumed name of another. There are no outstanding options, licenses or agreements of any kind relating to such

Intellectual Property Rights. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the Intellectual Property Rights of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business as proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any employee is now obligated. The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company, except for inventions, trade secrets or proprietary information that have been assigned or licensed to the Company.

     3.13 Litigation. There is no action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding by or before (or any investigation by) any governmental or other instrumentality or agency, pending, or, to the best knowledge of the Company, threatened, against or affecting the properties or rights of the Company, and the Company does not know of any valid basis for any such action, proceeding or investigation. There are no such suits, actions, claims, proceedings or investigations pending or to the best knowledge of the Company, threatened, seeking to prevent or challenge the transactions contemplated by this Agreement.

     3.14 Registration Rights. Except as set forth in the Registration Rights Agreement attached hereto as Exhibit E, the Company is not under any contractual obligation to register any of its presently outstanding securities or any of its securities which may hereafter be issued.

     3.15 Governmental Consents; etc. No consent, approval or authorization of (or designation, declaration or filing with) any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Series A Preferred and the Conversion Stock, or the consummation of any other transaction contemplated hereby, except qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) of the offer and sale of the Series A Preferred and the Conversion Stock under applicable federal and state securities laws, which filings and qualifications, if required, will be accomplished in a timely manner.

     3.16 Offering. Subject to the accuracy of the Purchasers' representations in Article IV hereof, the offer, sale and issuance of the Series A Preferred to be issued in conformity with the terms of this Agreement and the issuance of the Conversion Stock upon conversion of the Series A Preferred constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended ("Securities Act").

     3.17 Brokers or Finders; Other Offers. The Company has not incurred and will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders' fees or agents' commissions or similar charges in connection with this Agreement.

     3.18 Tax Matters. The Company (i) has timely filed all required tax returns with all appropriate federal, state, county and local governmental agencies (and all such returns fairly reflect the Company's operations for tax purposes), (ii) has timely paid all taxes owed by it for which it is obligated to withhold from amounts owing to any employee (including without limitation social security taxes), creditor or third party (other than taxes the validity of which are being contested in good faith by appropriate proceedings) and (iii) has not waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to a tax assessment or deficiency. The assessment of any additional taxes for periods for which returns have been filed is not expected to exceed the recorded liability therefor, and to the best of the Company's knowledge, there are no material unresolved questions or claims concerning the Company's tax liability. The Company's tax returns have not been reviewed or audited by any federal, state, local or county taxing authority. There is no pending dispute with any taxing authority relating to any of said returns which, if determined adversely to the Company, would result in the assertion by any taxing authority of any valid deficiency in any material amount for taxes.

     3.19 Environmental and Safety Regulations. The Company knows of no violation or violations by the Company, its employees or agents of any environmental or safety statute, law or regulation that in the aggregate would have a material adverse effect on the business, properties, prospects or financial condition of the Company, and to the best of the Company's knowledge no material expenditures are or will be required in order to comply with any such existing statute, law or regulation. No action, proceeding, permit revocation, writ, injunction or claim is pending or, to the best knowledge of the Company threatened, concerning the Company's facilities and the Company is not aware of any fact or circumstance which could involve the Company in any environmental litigation or impose any material environmental liability upon the Company.

     3.20 Disclosure. This Agreement and the Exhibits and Schedules hereto, when taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein and therein not misleading in light of the circumstances under which they were made.

                                   ARTICLE IV
                Representations and Warranties of the Purchasers

     Each Purchaser hereby severally represents and warrants to the Company with respect to the purchase of shares of Series A Preferred as follows:

     4.1 Authorization. The execution, delivery and performance by it of this Agreement has been duly authorized by all requisite action by it and constitutes a valid and binding obligation, enforceable in accordance with its terms, except
(i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting the enforcement of creditor's rights, and (ii) general principles of equity that restrict the availability of equitable remedies.

     4.2 Experience. It has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment and has the capacity to protect its own interests.

     4.3 Investment. It is acquiring the Series A Preferred and the Conversion Stock for investment for its own account, not as a nominee or agent and not with the view to or for resale in connection with any distribution thereof. It understands that the Series A Preferred and the Conversion Stock have not been, and will not be registered under the Securities Act by reason of specific exemption from the registration provisions of the Securities Act and applicable state securities laws, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchasers' representations as expressed herein.

     4.4 Restrictive Legend/Rule 144. Each certificate for the Series A Preferred and any shares of capital stock received in respect thereof, whether by reason of a stock split or share reclassification thereof, a stock dividend thereon or otherwise and each certificate for any such securities issued to subsequent transferees of any such certificate shall (unless otherwise permitted by the provisions of other written agreement executed by the Company and Purchasers) be stamped or otherwise imprinted with legends in substantially the following form:

                  [remainder of page left blank intentionally]

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. UNLESS OTHERWISE PERMISSIBLE UNDER THE SECURITIES ACT OF 1933, THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN SERIES A PREFERRED STOCK PURCHASE AGREEMENT DATED AUGUST 6, 2001, AMONG THE ISSUER AND CERTAIN OTHER SIGNATORIES THERETO, AND NO TRANSFER OF THESE SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. UPON THE FULFILLMENT OF CERTAIN OF SUCH CONDITIONS, THE ISSUER HAS AGREED TO DELIVER TO THE HOLDER HEREOF A NEW CERTIFICATE, NOT BEARING THIS LEGEND, FOR THE SECURITIES REPRESENTED HEREBY REGISTERED IN THE NAME OF THE HOLDER HEREOF. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE ISSUER.

The Purchaser understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to the Purchasers) promulgated under the Securities Act depends on the satisfaction of various conditions and is not currently available to the Purchaser, and that, if and when applicable, Rule 144 may afford the basis for sales by a Purchaser only in limited amounts.

     4.5 Access to Information. The Purchaser has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company, to review the Company's operations and facilities and has received all information as such Purchaser has deemed necessary or appropriate as a prudent and knowledgeable Purchaser in evaluating its purchase of the Securities being purchased by the Purchaser.

     4.6 No Broker. The Purchaser has not employed any broker or finder in connection with the transactions contemplated by this Agreement. Neither the Purchaser nor any affiliate of the Purchaser has or will assert any right or claim to any broker's fee, finder's fee or other commission or payment of any nature whatsoever in connection with, or as a result of, the transaction contemplated by this Agreement, and Purchaser hereby indemnifies the Company and the Company's affiliates against any and all damages, losses, and expenses they or any of them may incur in the event Purchaser or any affiliate of Purchaser asserts any such right or claim.

     4.7 Accredited Purchaser. The Purchaser is an "Accredited Investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

                                    ARTICLE V
                        Purchasers' Conditions to Closing

     The Purchasers' obligations to purchase the Series A Preferred at the Closing or at any Additional Closings are subject to the fulfillment of the following conditions, any of which may be waived or modified with the written consent of New Century:

     5.1  Representations  and  Warranties  Correct.   The  representations  and
warranties made by the Company in Article III hereof shall be true, correct and complete when made and upon the Closing Date.

     5.2 Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

     5.3 Reservation of Shares. The shares issuable upon conversion of the Series A Preferred shall have been duly authorized by the Board of Directors and reserved for issuance upon such conversion, subject only to stockholder approval. At closing the holders of Series A Preferred shall be entitled to vote upon such reservation on an as if converted basis.

     5.4 Deliveries. Each Purchaser shall have received a stock certificate evidencing its ownership of duly authorized and issued shares of Series A Preferred in the amount of shares of Series A Preferred set forth beside such Purchasers name in the Schedule of Purchasers. The Purchasers shall have also received the Note and Security Agreement, duly executed by the authorized representative of the Company.

     5.5 Corporate Proceedings: Consents, etc. All corporate and other proceedings to be taken and all waivers, permits and consents to be obtained in connection with the transactions and all documents incident thereto shall be satisfactory in form and substance to the Purchasers and their counsel, and the Purchasers shall have received all such originals or certified or other copies of such documents either may reasonably request.

     5.6 Amendment to Restated Certificate of Incorporation. The amendment to the Certificate attached hereto as Exhibit A shall have duly set forth, in form acceptable to the Investors, the designations, rights, preferences, privileges and restrictions of the Series A Preferred and evidence of filing of the foregoing with the Secretary of State of Wyoming in form satisfactory to the Purchasers shall have been delivered to the Purchasers.

     5.7 Blue Sky Matters. All consents, approvals, qualifications and registrations required to be obtained, if any, or effected under any applicable state securities or "blue sky" laws in connection with the designation, issuance, sale and delivery of the Series A Preferred and the issuance, sale and delivery of the Conversion Stock shall have been obtained or effected (except for the filing of any notice subsequent to the Closing or any Additional Closings which may be required under applicable state securities laws which, if required, shall be filed on a timely basis as may be so required) and copies of the same delivered to the Purchasers.

     5.8 Certificate of Secretary. The Purchasers shall have received a certificate of the Secretary of the Company, dated the Closing Date, to the effect that: (i) attached thereto is a true and complete copy of the Certificate (as amended through such date) and the Bylaws of the Company as in effect on the date thereof; (ii) the Restated Certificate and the Bylaws, each as amended, are sufficient in form and substance to permit the transactions contemplated in this Agreement with respect to the voting rights and powers of the Series A Preferred; (iii) attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement, the issuance of the Series A Preferred and reserving the Conversion Stock for issuance upon conversion of the Series A Preferred; (iv) the Company is in good standing in reliance upon a good standing certificate from the Office of the Secretary of State of the State of Wyoming, as of a recent date; and (v) such other matters as may be reasonably requested by the Purchasers.

     5.9 Opinion of Counsel. At the Closing, the Purchasers shall have received, from counsel for the Company, its opinion addressed to the Company and the Purchasers, dated as of the Closing Date and substantially in the form of Exhibit F attached hereto.

     5.10 Directors' and Officers' Liability Coverage. At the Closing, New Century shall have received from the Company evidence satisfactory to New Century, at its sole discretion, of adequate directors' and officers' liability coverage.

                                   ARTICLE VI
                         Company's Conditions to Closing

     The Company's obligation to sell and issue the Series A Preferred at the Closing Date is, at the sole option and discretion of the Company, subject to the fulfillment as of the Closing Date of the following conditions:

     6.1 Representations. The representations made by the Purchasers in Article IV hereof shall be true, complete and correct when made and on the Closing Date.

     6.2 Compliance with State Securities Laws. The Company shall have obtained all permits and qualifications required by any state for the offer and sale of the Series A Preferred and the Conversion Stock, or shall have the availability of exemption therefrom.

     6.3 Amendment to Certificate of Incorporation. The Company shall have received the necessary consents required to effect the amendment to the Certificate, to the extent of designation of the rights of the Series A Preferred.

     6.4 Payment of Purchase Price. The Company shall have received payment of 100% of the aggregate Purchase Price of the shares of the Series A Preferred to be issued and sold at the Closing.

                                   ARTICLE VII
                                  Miscellaneous

     7.1 Fees. The Company will (i) pay, and save the Purchasers harmless against all liability for the payment of, all costs and other expenses incurred in connection with the Company's performance of and compliance with all agreements and conditions contained herein on its part to be performed or complied with, and (ii) pay, up to a maximum of $45,000, the fees and disbursements of special counsel selected by the Purchasers, for its services in connection with the transactions contemplated by this Agreement, which fees and disbursements will be paid by the Company at the Closing.

     7.2 Exchanges, Lost, Stolen or Mutilated Certificates. Upon surrender by a Purchaser to the Company of any certificate representing Series A Preferred or Conversion Stock purchased or acquired hereunder, the Company at its expense will issue in exchange therefor and deliver to such Purchaser, a new certificate or certificates representing such shares in such denominations as may be requested by the Purchasers. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate representing any Series A Preferred or Conversion Stock purchased or acquired by the Purchasers hereunder, and in case of any such loss, theft or destruction, upon delivery of any indemnity agreement satisfactory to the Company, or in case of any such mutilation, upon surrender and cancellation of such certificate, the Company at its expense will issue and deliver to the Purchasers a new certificate for such Series A Preferred or Conversion Stock of like tenor, in lieu of such lost, stolen, destroyed or mutilated certificate.

     7.3 Survival of Representations, Warranties and Agreements; etc. All representations, warranties and covenants made hereunder shall survive any investigation made by any Purchaser and the Closing for a period of two years, provided that any representation or warranty which was fraudulently made shall survive indefinitely. All statements contained in any certificate or other instrument delivered by or on behalf of the Company through the date hereof pursuant to this Agreement or in connection with the transactions contemplated by this Agreement shall constitute representations and warranties by the Company under this Agreement. All covenants contained herein shall survive indefinitely until, by their respective terms, they are no longer operative.

     7.4 Indemnification. The Company shall, with respect to the representations, warranties, covenants and agreements made by the Company
herein,  indemnify,   defend  and  hold
the Purchasers harmless against all liability, loss or damage, together with all reasonable costs and expenses related thereto (including legal and accounting fees and expenses), arising from the untruth, inaccuracy or breach of any such representations, warranties, covenants or agreements of the Company. Without limiting the generality of the foregoing, the Purchasers shall be deemed to have suffered liability, loss or damage as a result of the untruth, inaccuracy or breach of any such representations, warranties, covenants or agreements if such liability, loss or damage shall be suffered by the Company as a result of, or in connection with, such untruth, inaccuracy or breach or any facts or circumstances constituting such untruth, inaccuracy or breach.

     The Purchasers shall with respect to the representations, warranties, covenants and agreements made by the Purchasers herein, indemnify, defend and hold the Company harmless against all liability, loss or damage, together with all reasonable costs and expenses related thereto (including legal and accounting fees and expenses), arising from the untruth, inaccuracy or breach of any such representations, warranties, covenants or agreements of the Purchasers.

     7.5 Remedies. In case any one or more of the covenants and agreements set forth in this Agreement shall have been breached by any party, or any other party may proceed to protect and enforce its rights either by suit in equity or by action at law, including, but not limited to, an action for damages as a result of any such breach or an action for specific performance of any such covenant or agreement contained in this Agreement. A party acting pursuant to this Section 7.5 shall be indemnified against all liability, loss or damage, together with all reasonable costs and expenses related thereto (including legal and accounting fees and expenses) in accordance with Section 7.4 hereof.

     7.6 Successors and Assigns; Parties in Interest. This Agreement shall bind and inure to the benefit of the Company, its successors and assigns and the Purchasers.

     7.7 Entire Agreement. This Agreement and the other writings referred to herein or delivered pursuant hereto contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect to the purchase of the Series A Preferred.

     7.8 Notices. All notices, requests, consents and other communications made to any party shall be deemed to be sufficient if contained in a written instrument delivered by courier, sent by facsimile transmission to the telephone number set forth below or such other number as may hereinafter be designated in writing by the recipient to the sender listing all parties, or duly sent by first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addressor listing all parties:

               (a)  If to the Company, to:

                    Tanisys Technology, Inc.
                    12201 Technology Blvd., Suite 125
                    Austin, Texas 78727
                    Facsimile No: (512) 258-3689

               (b) If to the Purchasers, to the addresses and fax numbers listed on Schedule A.

                    with a copy to:

                    Loeffler, Jonas & Tuggey, LLP
                    700 N. St. Mary's Street, Suite 800
                    San Antonio, Texas 78205
                    Facsimile: (210)354-4034
                    Attn: Timothy N. Tuggey

All such notices, requests, consents and other communications shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of facsimile transmission, on the date of transmission if sent during normal business hours of the recipient, if not, then on the next business day or (iii) in the case of mailing, on the third day after the posting thereof.

     7.9 Changes. The terms and provisions of this Agreement may not be modified or amended or any of the provisions hereof waived, temporarily or permanently, except pursuant to the written consent of the Company and the holders of at least a majority of the total number of shares of Series A Preferred (and Common Stock into which any shares of Series A Preferred are converted) held by the Purchasers, provided, however, that New Century shall be authorized to modify any provision of this Agreement so long as any such modification shall not materially and adversely affect the rights of other Purchasers.

     7.10 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Signatures to the Agreement may be facsimile signatures.

     7.11 Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

     7.12 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS, EXCEPT TO THE EXTENT FEDERAL LAW APPLIES AND, TO THE EXTENT REQUIRED BY LAW, MATTERS OF CORPORATE LAW WILL BE GOVERNED BY THE WYOMING GENERAL CORPORATION LAW.

     7.13 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     7.14 Jurisdiction. The parties hereto agree that any suit, action or proceeding instituted against one or more of them with respect to this Agreement (including any exhibits hereto) may be brought in any federal or state court located in the State of Texas. The parties hereto, by the execution and delivery of this Agreement, irrevocably waive any obligation or any right of immunity on the ground of venue, the convenience of the forum or the jurisdiction of such courts, or from the execution of judgments resulting therefrom, and the parties hereto irrevocably accept and submit to the jurisdiction of the aforesaid courts in any suit, action or proceeding and consent to the service of process by certified mail at the address set forth in Section 7.8 hereof

     7.15 Exculpation Among Purchasers. Each Purchaser acknowledges that it is not relying upon any person, firm or company other than the Company, in making its investment or decision to invest in the Company. Each Purchaser agrees that no Purchaser nor the respective controlling persons, officers, directors, partners, agents of employees of any Purchaser shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the shares of Series A Preferred and Conversion Stock.

     7.16 Definitions. For the purposes of this Agreement:

          "EBITDA" shall mean earnings of the Company before deductions for interest, taxes, depreciation and amortization in accordance with generally accepted accounting principles, consistently applied.

          "Intellectual Property Rights" shall mean all intellectual property rights, including, without limitation, trade secrets, know-how, patents and patent applications, mask works, trademark and trademark applications, copyrights and notices of intent to use copyrights, Proprietary Information, trade names, service marks, service mark applications, certificates of public convenience and necessity, franchises, licenses, proprietary processes and formulae.

          "Proprietary Information" shall mean the Company's Intellectual Property Rights and all customer lists, source and object code, algorithms, architecture, structure, display screens, layouts, processes, inventions, know-how, development tools and other proprietary rights owned by the Company pertaining to the identification, research and development of technologies, methods and know-how for use in producing semiconductors testing equipment and used, employed or exploited in the development, license, sale, marketing or distribution or maintenance thereof, and all documentation and media constituting, describing or relating to the above, including without limitation, manuals, memoranda, notebooks, records and disclosures.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their behalf.

                                            THE COMPANY

                                            TANISYS TECHNOLOGY, INC.

                                            /s/ Charles T. Comiso

                                            ------------------------------------
                                            Charles T. Comiso, President
                                            and Chief Executive Officer


                                            THE PURCHASERS



                                            BY THEIR EXECUTION OF THE
                                            SUBSCRIPTION AGREEMENT

                                   SCHEDULE A

                             SCHEDULE OF PURCHASERS


--------------------------------------------------------------------------------
Name                                 Address                   Preferred Stock
--------------------------------------------------------------------------------
      TOTAL                                                       2,575,000
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                   SCHEDULE B

                             SCHEDULE OF EXCEPTIONS

                                    EXHIBIT A

                      ARTICLES OF AMENDMENT OF CERTIFICATE

                                    EXHIBIT B

                        FINANCIAL PERFORMANCE OBJECTIVES

Below find a summary of the forecast of key financial items, as further detailed in Exhibit A (000's):

Quarter                                        Gross        EBITDA
Ended                          Revenues        Profit       Less Cap. Exp.
-----                          --------        ------       --------------

9/30/01                        $1,600         $   959           $ (295)

12/31/01                       $2,391         $ 1,598           $  215


Six Months                                     Gross        EBITDA
Ended                          Revenue         Profit       Less Cap. Exp.
-----                          -------         ------       --------------

6/30/02                        $ 7,899        $ 5,626           $2,463

12/31/02                       $10,125        $ 7,061           $3,560

6/30/03                        $17,206        $10,525           $6,384

12/31/03                       $20,988        $11,861           $7,444

Should the Company not meet any one of the three financial goals in any performance period noted above, the Series A holders will be issued additional Series A shares equal to 25% of the fully diluted shares of the Company at the end of each such determination period.

The foregoing is based upon financial performance objectives developed by the Company, as set forth on the attachment hereto.